Filed pursuant to Rule 424(b)(3) Registration No. 333-268581

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated February 13, 2023)

BAKHU HOLDINGS, CORP.

This Prospectus Supplement No. 2 dated June 20, 2023, contains information that supplements and updates our Prospectus dated February 13, 2023, and Prospectus Supplement No. 1 dated March 15, 2023, incorporated herein by this reference.

Since it contains only the most recent developments, this supplement should be read in conjunction with the Original Prospectus and Prospectus Supplements thereafter.

This prospectus relates to the resale by selling stockholders beginning on page 23 of up to up to 35,705,395 shares of our common stock, $0.001 par value, including 35,132,060 shares to be sold by our affiliates.

Quarterly Report on Form 10-Q

Attached hereto as Appendix A, and incorporated by reference herein is our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, which we filed with the Securities and Exchange Commission on June 16, 2023. The information set forth in the attached Quarterly Report supplements and amends the information contained in the Prospectus.

Current Reports on Form 8-K

Attached hereto as Appendix B and Appendix C, respectively, and incorporated by reference herein is our Current Reports on Form 8-K which we filed with the Securities and Exchange Commission on May 9, 2023 and June 1, 2023. The information set forth in the attached Current Reports supplements and amends the information contained in the Prospectus.

*****

This Prospectus Supplement No. 2 should be read in conjunction with, and delivered with, the Original Prospectus and Prospectus Supplement No. 1, and is qualified by reference to such Prospectus except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained in the Original Prospectus.

Our common stock is quoted on the Pink Sheet Tier of the OTC Markets under the symbol “BKUH.” On June 16, 2023, the closing bid quotation of our common stock was $1.10.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 8 of the Original Prospectus.

Filed pursuant to Rule 424(b)(3) Registration No. 333-268581

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that the Original Prospectus, Prospectus Supplement No. 1, or this Prospectus Supplement No. 2, is truthful or complete.  A representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 2 is June 20, 2023.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended:  April 30, 2023

Commission File Number: 000-55862

BAKHU HOLDINGS, CORP.

(Exact name of Registrant as specified in its charter)

Nevada	26-0510649
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One World Trade Center, Suite 130, Long Beach, California 90831

(Address of principal executive offices, Zip Code)

(858) 682-2548

(Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒   No ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (Sec. 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes ☐ No ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

 Yes ☐   No ☒

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

As of June 16, 2023, the Registrant had 301,302,983 shares of Common Stock outstanding.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

PART I

FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

BAKHU HOLDINGS, CORP.
Consolidated Balance Sheets
(Unaudited)

ASSETS
	April 30,	July 31,
	2023	2022
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$569	$12,451

Total Current Assets	569	12,451

OTHER ASSETS

Fixed assets, net of accumulated depreciation of $167,089 and $76,516, respectively	501,268	688,644

Total Other Assets	501,268	688,644

TOTAL ASSETS	$501,837	$701,095

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued liabilities	$2,268,289	$1,265,968
Accrued interest	362,450	218,919
Notes payable - related parties	6,699,184	6,373,731

Total Current Liabilities	9,329,923	7,858,618

TOTAL LIABILITIES	9,329,923	7,858,618

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.001 par value; 50,000,000 shares authorized, 4 and 4 shares of Series A Preferred Stock issued and outstanding, respectively	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized, 301,302,983 and 301,282,983 shares issued and outstanding, respectively	301,303	301,283
Additional paid-in capital	47,540,427	36,070,822
Accumulated deficit	(56,669,816)	(43,529,628)

Total Stockholders' Equity (Deficit)	(8,828,086)	(7,157,523)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$501,837	$701,095

The accompanying notes are an integral part of these financial statements

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

BAKHU HOLDINGS, CORP.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	April 30,		April 30,
	2023	2022	2023	2022

NET REVENUES	$-	$-	$-	$-

OPERATING EXPENSES

Consulting fees (including stock-based compensation of $3,075,588, $3,482,904, $11,439,625 and $10,146,604, respectively)	3,141,583	3,599,920	11,676,308	10,574,248
Professional fees	52,008	246,392	400,726	731,654
Depreciation of fixed assets	33,418	38,258	100,254	38,258
Other operating expenses	229,700	424,581	753,622	1,387,875

Total Operating Expenses	3,456,709	4,309,151	12,930,910	12,732,035

LOSS FROM OPERATIONS	(3,456,709)	(4,309,151)	(12,930,910)	(12,732,035)

OTHER INCOME (EXPENSES)

Impairment of intangible assets	-	-	-	(2,734,839)
Loss on sale of equipment	-	-	(65,748)	-
Interest expense	(48,037)	(36,310)	(143,530)	(93,653)

Total Other Income (Expenses)	(48,037)	(36,310)	(209,278)	(2,828,492)

LOSS BEFORE INCOME TAXES	(3,504,746)	(4,345,461)	(13,140,188)	(15,560,527)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(3,504,746)	$(4,345,461)	$(13,140,188)	$(15,560,527)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.01)	$(0.04)	$(0.05)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
- BASIC AND DILUTED	301,302,983	301,182,981	301,294,722	301,072,834

The accompanying notes are an integral part of these financial statements

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

BAKHU HOLDINGS, CORP.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	April 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(13,140,188)	$(15,560,527)
Adjustments to reconcile net loss to net cash
used by operating activities:
Stock based compensation	11,439,625	10,146,604
Impairment of intangible assets	-	2,734,839
Loss on sale of equipment	65,748	-
Depreciation of fixed assets	100,254	38,258
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	1,013,570	302,365
Accrued interest	143,531	93,653

Net Cash Used in Operating Activities	(377,460)	(2,244,808)

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from sale of equipment	10,125	-

Net Cash Provided by Investing Activities	10,125	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from sale of common stock	30,000	1,456,003
Payments on notes payable - related parties	(2,883)	(105,046)
Proceeds from notes payable - related parties	328,336	862,618

Net Cash Provided by Financing Activities	355,453	2,213,575

DECREASE IN CASH AND CASH EQUIVALENTS	(11,882)	(31,233)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	12,451	46,929

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$569	$15,696

SUPPLEMENTAL DISCLOSURES:

Cash Payments For:
Interest	$-	$-
Income taxes	$-	$-

Non-cash financing activity:
Issuance of notes payable - related parties for fixed assets	$-	$765,161

The accompanying notes are an integral part of these financial statements

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

BAKHU HOLDINGS, CORP.
Consolidated Statements of Stockholders' Equity (Deficit)
(Unaudited)

	Nine Months Ended April 30, 2023
					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, July 31, 2022	4	-	301,282,983	301,283	36,070,822	(43,529,628)	(7,157,523)

Issuance of stock options	-	-	-	-	4,432,883	-	4,432,883

Net loss for the three months ended
October 31, 2022	-	-	-	-	-	(5,134,566)	(5,134,566)

Balance, October 31, 2022	4	-	301,282,983	301,283	40,503,705	(48,664,194)	(7,859,206)

Issuance of stock options	-	-	-	-	3,931,154	-	3,931,154

Stock issued for cash	-	-	20,000	20	29,980	-	30,000

Net loss for the three months ended
January 31, 2023	-	-	-	-	-	(4,500,876)	(4,500,876)

Balance, January 31, 2023	4	-	301,302,983	301,303	44,464,839	(53,165,070)	(8,398,928)

Issuance of stock options	-	-	-	-	3,075,588	-	3,075,588

Net loss for the three months ended
April 30, 2023	-	-	-	-	-	(3,504,746)	(3,504,746)

Balance, April 30, 2023	4	$ -	301,302,983	$301,303	$47,540,427	$(56,669,816)	$(8,828,086)

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

	Nine Months Ended April 30, 2022
					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, July 31, 2021	4	-	300,697,980	300,698	19,848,569	(22,614,688)	(2,465,421)

Issuance of stock options	-	-	-	-	4,443,406	-	4,443,406

Stock issued for cash	-	-	485,001	485	1,455,518	-	1,456,003

Net loss for the three months ended
October 31, 2021	-	-	-	-	-	(5,296,819)	(5,296,819)

Balance, October 31, 2021	4	-	301,182,981	301,183	25,747,493	(27,911,507)	(1,862,831)

Issuance of stock options	-	-	-	-	2,220,294	-	2,220,294

Net loss for the three months ended
January 31, 2022	-	-	-	-	-	(5,918,247)	(5,918,247)

Balance, January 31, 2022	4	-	301,182,981	301,183	27,967,787	(33,829,754)	(5,560,784)

Issuance of stock options	-	-	-	-	3,482,904	-	3,482,904

Net loss for the three months ended
April 30, 2022	-	-	-	-	-	(4,345,461)	(4,345,461)

Balance, April 30, 2022	4	$ -	301,182,981	$301,183	$31,450,691	$(38,175,215)	$(6,423,341)

The accompanying notes are an integral part of these financial statements

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS; BASIS OF PRESENTATION

Bakhu Holdings, Corp. (formerly Planet Resources, Corp.) (the “Company”) was incorporated under the laws of the State of Nevada, U.S. on April 24, 2008. In May 2009, the Company began to look for other types of business to pursue that would benefit the stockholders. To pursue businesses outside the mining industry the name of the Company was changed with the approval of the directors and stockholders to Bakhu Holdings, Corp. on May 4, 2009.

The Company has not generated any revenue to date, and consequently, its operations are subject to all risks inherent in establishing a new business enterprise. For the period from inception, April 24, 2008, through April 30, 2023, the Company had accumulated losses of $56,669,816.

The Company holds a license from Cell Science Holding Ltd., an affiliate (“Cell Science”), to plant cell replication technology and related proprietary equipment, processes, and formulations to produce, manufacture, and sell cannabis-related byproducts—sometimes referred to as cannabinoids—exclusively in North and Central America and the Caribbean for medical, food additive, and recreational uses.

On August 9, 2019, the Company formed Cell Science CBD International, Inc., a California corporation as a wholly owned subsidiary to commercialize use of the licensed technology to produce and manufacture cannabis and their byproducts that have measurable tetrahydrocannabinol (THC) concentration potency less than 3% on a dry weight basis. This subsidiary had no active operations as of April 30, 2023. When used herein, the “Company” includes this consolidated subsidiary.

In the opinion of management, the Company’s financial statements reflect all adjustments that are of a normal recurring nature necessary for presentation of financial statements for interim periods in accordance with U.S. generally accepted accounting principles (GAAP) and with the instructions to Form 10-Q in Article 10 of SEC Regulation S-X. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. As used in this report, the term the “Company” means Bakhu Holdings, Corp. and its subsidiary, unless the context indicates otherwise.

The Company condensed or omitted certain information and footnote disclosures normally included in our annual audited financial statements, which the Company prepared in accordance with GAAP. Our interim financial statements should be read in conjunction with our annual report on Form 10-K for the year ended July 31, 2022.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $56,669,816 as of April 30, 2023 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s functional currency and its reporting currency is the United States dollar.

Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

At January 31, 2023, the Company had one stock-based compensation plan, the 2020 Long-Term Incentive Plan (“2020 Plan”), which is more fully described in Note 5.

On September 22, 2020, the Company granted to each of its directors, Thomas K. Emmitt, Peter Whitton, Aristotle Popolizio and Evripides Drakos, a non-qualified stock option to purchase 300,000 shares of common stock, for a total of 1,200,000 shares, at an exercise price of $5.10 per share, representing the current price at which the Company was offering and selling its restricted shares for cash in its capital raising efforts. Such Options shall be exercisable for a period of seven years.  Twenty percent (20%) (i.e. 60,000) of the options shall vest and be exercisable immediately with the remaining 240,000 options vesting at the rate of 1/12 (i.e. 20,000 shares) per month so that all options shall be fully vested and exercisable on the first anniversary of the Grant Date. The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

On June 7, 2021, we entered a consulting agreement with Fourth and G Holdings, LLC, through which Christopher Ganan provides consulting services. We granted the consultant one warrant to purchase 1,500,000 shares, vesting over two years, and another warrant to purchase 28,500,000 shares, vesting in increments based on specified technology commercialization accomplishments. The exercise price of these warrants is $3.00 per share, which was approximately equivalent to the market price of our common stock as of the date of grant. Warrant vesting is subject to the continued term of the consulting agreement on the vesting date. Vesting will accelerate upon certain specified events. The fair value of each warrant grant was estimated using the Black-Scholes option pricing model.  The consulting agreement further provides that the Company shall pay the Consultant a Transaction Bonus of 5,000,000 shares of Common Stock if the Company closes a transaction with a transaction value of less than $1.25 Billion.

On September 11, 2021, the Company and Fourth and G Holdings, LLC, amended their June 2021 agreement, to reflect that the total warrants were reduced from 30,000,000 to 15,000,000, of which warrants to purchase 300,000 shares were vested on signing the initial agreement.

On July 27, 2021 the Company entered into Consulting Agreements with two consultants to assist the Science team and granted each Consultant a seven-year stock option to purchase 100,000 shares of Common Stock at an exercise price of $4.20 per share, which was approximately equal to the closing price for our common stock on the date of grant. The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

On September 16, 2021, the Company granted to its Chief Executive Officer, Teddy Scott, a non-qualified stock option to purchase 5,000,000 shares of common stock at an exercise price of $4.50 per share, representing the current market price on the date of the issuance of the option. Such Options shall be exercisable for a period of ten

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

years.  Six hundred twenty-five thousand (625,000) of the options shall vest and be exercisable immediately with the remaining options vesting at the rate of ninety-three thousand eighty-five (93,085) shares per month over a period of forty-seven (47) months. The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

Dr. Scott resigned as a director and chief executive officer on November 10, 2021.  As of the date of his resignation, 718,085 options were vested and are exercisable through the expiration of such options on September 16, 2031, except in the event of his death, in which case such options will terminate if not exercised within six months.  The remaining 4,281,915 options terminated upon Dr. Scott’s resignation as a director.

On December 3, 2021, the Company appointed an additional director and granted him a seven-year stock option to purchase 300,000 shares of common stock at $3.00 per share, which was approximately equal to the closing price for our common stock on the date of grant.  The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

On December 6, 2021, the Company appointed a new Chief Financial and Accounting Officer and director of the Company at an annual base salary of $60,000 and granted him a seven-year stock option to purchase 300,000 shares of common stock at $3.40 per share, which was approximately equal to the closing price for our common stock on the date of grant.  The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

On December 7, 2021, the Company entered into Consulting Agreements with two consultants to assist the Science team Pursuant to the Consulting Agreements, the Company granted each Consultant a seven-year stock option to purchase 200,000 shares of Common Stock at an exercise price of $3.40 per share, which was approximately equal to the closing price for our common stock on the date of grant.  The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

On January 5, 2022, in consideration of the services of our Chief Executive Officer and our Vice President and Secretary of the Company, we granted them each a seven-year stock option to purchase 700,000 shares of common stock at $2.60 per share which was approximately equal to the closing price for our common stock on the date of grant.  The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

On February 11, 2022, the Company appointed a new Deputy Chief Executive Officer and granted him a seven-year stock option to purchase 2,000,000 shares of common stock at an exercise price of $3.00 per share which was approximately equal to the closing price for our common stock on the date of grant.  The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

On February 11, 2022, the Company entered into a Consulting Agreement with an advisor to the board and granted him a seven-year stock option to purchase 3,500,000 shares of common stock at an exercise price of $3.00 per share which was approximately equal to the closing price for our common stock on the date of grant.  The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

On April 18, 2022, in consideration of the services of our Chief Executive Officer and our Vice President and Secretary of the Company, we granted them each a seven-year stock option to purchase 1,300,000 shares of common stock at $3.30 per share which was approximately equal to the closing price for our common stock on the date of grant.  The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

On July 29, 2022, in consideration of the services of two of our Directors, we granted them each a seven-year stock option to purchase 300,000 shares of common stock at $1.50 per share which was approximately equal to the closing price for our common stock on the date of grant.  The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On July 29, 2022, in consideration of the services of a Senior Board Advisor and our Chief Financial Officer of the Company, we granted them each a seven-year stock option to purchase 160,000 shares of common stock at $1.50 per share which was approximately equal to the closing price for our common stock on the date of grant.  The fair value of each option grant issued under the 2020 Plan was estimated using the Black-Scholes option pricing model.

Based on the above assumptions for all stock options and warrants, the Company recognized stock-based compensation of $11,439,625 and $10,146,604 (which is included in consulting fees on the Statement of Operations) for the nine months ended April 30, 2023 and 2022, respectively.  As of April 30, 2023 and July 31, 2022, there was $30,736,622 and $42,288,293, respectively, of total unrecognized stock-based compensation that is expected to be recognized over the remaining vesting period of the options and warrants.

Income Taxes

Income taxes are accounted for under the assets and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 105, “Earnings per Share.” ASC 105 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding (such as stock options, warrants, and convertible notes payable) during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Professional fees

Professional fees presented in the financial statements represent accounting fees, audit fees and legal fees associated with the filing of reports with the Securities and Exchange Commission and legal fees associated with documenting our intellectual property rights and preparing to launch a sublicensing program.  Also included in professional fees are fees paid to the stock transfer agent.  The fees are expensed as incurred.

Fiscal Periods

The Company’s fiscal year end is July 31.

Recently Issued Accounting Pronouncements

The Company has reviewed accounting pronouncements issued during the past two years and have adopted any that are applicable to the Company.  The Company has determined that none had a material impact on our financial position, results of operations, or cash flows for the periods presented in this report.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

NOTE 3 – FIXED ASSETS

On January 31, 2022, the Company and Cell Science entered into the Third Amendment to the December 20, 2018, Patent and Technology License Agreement (see Note 7).  As part of this transaction, the Company acquired all related equipment, improvements, supplies, and related tangible and intangible assets.  The Company determined that the lab equipment acquired had a cost basis of $765,160.  These costs are depreciated using the straight-line method over their estimated economic lives which is estimated to be 5 years.

Fixed Assets consisted of the following:

	April 30, 2023	July 31, 2022
Laboratory equipment and components – at cost	$ 668,357	$ 765,160
Accumulated depreciation	(167,089)	(76,516)
Fixed assets – net	$ 501,268	$ 688,644

NOTE 4 - NOTES PAYABLE – RELATED PARTIES

Notes payable – related parties consist of:

	April 30, 2023	July 31, 2022
Note payable to Cell Science Holding Ltd. dated January 31, 2022, interest at 0.44%, due June 30, 2023	$ 3,500,000	$ 3,500,000
Convertible note payable to The OZ Corporation dated August 1, 2019, interest at 6%, due June 30, 2023	3,049,184	2,723,731
Note payable to The OZ Corporation dated June 23, 2022, interest at 7%, due December 15, 2024	150,000	150,000
Total	$ 6,699,184	$ 6,373,731

On August 1, 2019, the Company executed a promissory note in favor of the Company’s controlling shareholder, The OZ Corporation, to evidence monies loaned to the Company from December 26, 2018 through July 31, 2019 in the amount of $147,513, and to evidence any additional amounts that may be loaned to the Company thereafter.  Pursuant to the terms of the promissory note, the principal and unpaid accrued simple interest at the rate of 6.0% per annum was due and payable on or before December 31, 2019.  The promissory note also provides that the Company may extend the maturity date for an additional 12 months, until December 31, 2020, by paying an extension fee of 1.00% of the outstanding principal loan balance, which may at the lenders’ option be advanced and added to the then outstanding principal balance. On December 31, 2021, the maturity date was extended until December 2021, and on December 31, 2021, OZ Corporation at the Company’s request extended the term of the Note for an additional 12 months, until December 31, 2022. On December 31, 2022, OZ Corporation at the Company’s request, extended the term of the Note until April 10, 2023. On March 14, 2023, OZ Corporation at the Company’s request, extended the term of the Note until May 15, 2023, and on May 10, 2023, OZ Corporation at the Company’s request, further extended the term of the Note until June 30, 2023.  The principal amount of the promissory note shall be increased by the amount of any additional advances of funds made by The OZ Corporation to the Company, from time to time, from the date of such advance.  Under the terms of the promissory note, The OZ Corporation, at its option may, at any time, convert all or any portion of the then unpaid principal balance and any unpaid accrued interest into shares of the Company’s common stock.  The number of shares of common stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the then unpaid principal balance and any unpaid accrued interest of the promissory note being converted by (ii) 80% of the average closing price of the common stock of the Company, for the ninety (90) trading days before the conversion date, rounded up to the nearest whole share.  The principal balance and accrued interest due on the note were $3,049,184 and $334,348, respectively, as of April 30, 2023.

The Company has not assigned any value to the conversion feature of the Note because the common stock is only thinly traded, the Company had a negative book value as of April 30, 2023, and the Company has not generated any revenue to date.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

NOTE 4 - NOTES PAYABLE – RELATED PARTIES (continued)

On June 23, 2022, the Company executed a promissory note in favor of the Company’s controlling shareholder, The OZ Corporation, in the amount of $150,000.  Pursuant to the terms of the promissory note, the principal and unpaid accrued simple interest at the rate of 7.0% per annum shall be due and payable on or before December 15, 2024. The principal balance and accrued interest due on the note were $150,000 and $8,947, respectively, as of April 30, 2023.

NOTE 5 - PREFERRED AND COMMON STOCK

Stock Option Plan

On September 22, 2020, the board of directors adopted the 2020 Long-Term Incentive Plan (“2020 Plan”), under which 20,000,000 shares of our common stock were reserved for issuance by us to attract and retain employees and directors and to provide such persons with incentives and awards for superior performance and providing services to us. The 2020 Plan is administered by a committee comprised of our board of directors or appointed by the board of directors, which has broad flexibility in designing stock-based incentives. The board of directors determines the number of shares granted and the option exercise price pursuant to the 2020 Plan.

The following table summarizes the stock option award activity under the 2020 Plan during the nine months ended April 30, 2023:

Number of options
Outstanding at July 31, 2022	12,418,085
Granted	-
Exercised	-
Expired	(100,000)
Outstanding at April 30, 2023	12,318,085

The following table summarizes the warrants activity during the nine months ended April 30, 2023:

Number of Warrants
Outstanding at July 31, 2022	15,000,000
Granted	-
Exercised	-
Expired	-
Outstanding at April 30, 2023	15,000,000

The above table reflects the amended agreement with Fourth and G Holdings, LLC, effective September 11, 2021, where it was agreed that the total warrants were reduced from 30,000,000 to 15,000,000.

See Stock-based Compensation under Note 2 for description of options and warrants granted.

NOTE 6 - INCOME TAXES

As of April 30, 2023, the Company had net operating loss carry forwards that may be available to reduce future years’ taxable income.  Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Office Cost Sharing Agreement

On September 22, 2020, the Company executed an Office Cost Sharing Agreement with The OZ Corporation, controlling stockholder of the Company.  The agreement provides for the Company’s payments to The OZ Corporation of $34,000 per month for the shared use of office space located in Long Beach California for so long as The OZ Corporation provides the Company with shared use of the premises.  For the nine months ended April 30,

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

NOTE 7 - COMMITMENTS AND CONTINGENCIES (continued)

2023 and 2022, the space sharing fees were $306,000 and $306,000, respectively.  As of April 30, 2023, accounts payable and accrued liabilities included $899,000 due to The OZ Corporation.

Patent and Technology license agreements

Under the April 2020 strategic alliance agreement and related sublicense between the Company’s subsidiary, CBD Biotech, Inc., and Integrity Cannabis Solutions, Inc. (“ICS”), the Company is obligated to issue to ICS that number of shares of Bakhu common stock equal to 0.5% of the number of shares outstanding as of the date that the production facility of ICS is completed and commences production. Further, if the sublicense is terminated, CBD Biotech will be obligated to repay to ICS its initial $250,000 license fee and reimburse ICS for the cost of the laboratory operational equipment used in its production facility, which thereafter will be owned and managed jointly by ICS and CBD Biotech.

As a result of successfully completing the efficacy demonstration of our licensed technology in July 2021, we became obligated to issue to Cell Science, the licensor, a one-year note for an agreed one-time payment of $3.5 million, less certain credits. The amount of the credits to the note were determined and on January 31, 2022, the Company and Cell Science entered into the Third Amendment to the December 20, 2018, Patent and Technology License Agreement, as subsequently amended. with Cell Science in which the Company agreed as follows:

•There would be no reduction or offset against the $3.5 million One-time Payment for costs paid by the Company or on its behalf.  Therefore, the Company issued a $3.5 million promissory note, bearing interest at the applicable federal short-term rate of 0.44% under IRC Section 1274(d), payable on January 31, 2023.  On January 31, 2023, Cell Science at the Company’s request, extended the term of the Note until April 10, 2023.  On March 14, 2023, Cell Science at the Company’s request, extended the term of the Note until May 15, 2023, and on May 10, 2023, Cell Science at the Company’s request, further extended the term of the Note until June 30, 2023.

•In lieu of any offset or reduction against the One-Time Payment Note, Cell Science agreed to convey to the Company the lease on the California laboratory in which the efficacy demonstration was conducted, including all related equipment, improvements, supplies, and related tangible and intangible assets.

•Cell Science and The OZ Corporation would execute and deliver to the Company a similar conveyance of all rights to the California laboratory.

•The Integrated License Agreement was clarified to provide that all improvements to the licensed technology made by the Company would be owned by Cell Science and included in the license.

The lease on the California laboratory space located in Sherman Oaks, California, as amended March 12, 2020 and assumed by the Company on January 31, 2022, provides for a monthly space sharing fee of $10,000 and has a term of thirty six (36) months from March 12, 2020 to March 12, 2023 with an option to extend for an additional period not to exceed three (3) months.  In addition, the agreement provides for a monthly cannabis activities fee equal to the greater of (i) $11,640 or (ii) ten percent (10%) of the gross sales of the products, if any, manufactured through lessee’s operations.  Since March 12, 2023, the agreement has continued on a month-to-month basis.  For the nine months ended April 30, 2023, the space sharing fees were $90,000 and the cannabis activities fees were $104,760.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

NOTE 8 – IMPAIRMENT OF INTANGIBLE ASSETS

On January 31, 2022, the Company and Cell Science entered into the Third Amendment to the December 20, 2018, Patent and Technology License Agreement (see Note 7).  As part of this transaction, the Company received all related equipment, improvements, supplies, and related tangible and intangible assets.  The Company determined that the lab equipment acquired had a cost basis of $765,161.  The remaining balance of $2,734,839 was assigned to intangible assets as the value of the patent and license technology.  Since the value of the intangible assets was difficult to ascertain, the Company expensed this amount as Impairment of intangible assets on the Statement of Operations for the nine months ended April 30, 2022.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

ITEM 2.MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act relating to future events or our future performance. The following discussion should be read in conjunction with our consolidated financial statements and notes to our financial statements included elsewhere in this report. This discussion contains forward-looking statements that relate to future events or our future performance. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, we cannot assure that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Business Overview

Since December 2018, we have focused on testing and commercializing cannabis plant cell-extraction and replication technologies under a technology license granted by Cell Science.  This licensed technology uses plant cell-extraction and replication technology and related proprietary equipment, processes, and medium formulations in a commercially-sized bioreactor laboratory to produce, manufacture, and sell plant-based cannabis products —sometimes referred in the industry as cannabinoids—exclusively in North and Central America and the Caribbean for medical, food additive, and recreational uses.

During our fiscal quarter ended January 31, 2022, we undertook additional work to determine the limits of the technology, maximize production efficiency, and reduce production costs, which we believe will enhance our commercialization efforts. Subject to successfully completing our ongoing work, we intend to seek to commercialize the licensed technology through joint ventures, strategic partners, sublicenses, and other arrangements that may enable us to take advantage of the technical experience, regulatory relationships, and financial resources of experienced cannabinoid production firms.  We intend to authorize these third parties to incorporate the technology into production facilities they fund, build, and operate to produce medical, food additive, and recreational cannabis-related products in compliance with applicable state and federal law.  We will need additional financing from external sources to begin these commercialization efforts.

During the last three fiscal years and the recently completed quarter, we have not generated revenue and have devoted our limited management, technical, and financial resources to pay general and administrative expenses to position us to be able to commercially exploit the licensed technology.  In July 2021, we completed efficacy testing of our licensed technology required to demonstrate its commercial viability. As we seek to implement our commercialization plan, we are seeking substantial amounts of required additional capital.

Results of Operations

Following is management’s discussion of the relevant items affecting results of operations for the three and nine months ended April 30, 2023 and 2022.

Revenues. We generated no net revenues during the three and nine months ended April 30, 2023 and 2022.  We do not expect to generate revenues until we launch our proposed commercialization program. We cannot predict whether or when that may occur.

Consulting Fees. Consulting fees were $3,141,583 and $3,599,920 for the three months ended April 30, 2023, and 2022, respectively.  Consulting fees were $11,676,308 and $10,574,248 for the nine months ended April 30, 2023, and 2022, respectively.  We recognized stock-based compensation of $11,439,625 and $10,146,604 for the nine months ended April 30, 2023 and 2022, respectively, attributable to the issuance of options and warrants. See Stock-based Compensation under Note 2 in the Notes to Financial Statements for description of options and warrants granted.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

Professional Fees. Professional fees were $52,008 and $246,392 for the three months ended April 30, 2023 and 2022, respectively.  Professional fees were $400,726 and $731,654 for the nine months ended April 30, 2023 and 2022, respectively.  Professional fees consist of legal and accounting fees associated with our reporting obligations under federal securities laws and the filing of a registration statement on behalf of stockholders for the resale of outstanding securities.

Other Operating Expenses. Other operating expenses were $229,700 and $424,581 for the three months ended April 30, 2023, and 2022, respectively.  Other operating expenses were $753,622 and $1,387,875 for the nine months ended April 30, 2023, and 2022, respectively.  SG&A expenses include laboratory expenses, including office facility charges, insurance, equipment, staff and other related laboratory costs, which we expect will continue.

Other Income (Expenses). We had net other expenses of $48,037 and $36,310 for the three months ended April 30, 2023, and 2022, respectively.  We had net other expenses of $209,278 and $2,828,492 for the nine months ended April 30, 2023, and 2022, respectively.  Included in other expenses for the nine months ended April 30, 2022, was the impairment of intangible assets in the amount of $2,734,839.  Included in other expenses for the nine months ended April 30, 2023, was the loss on sale of equipment in the amount of $65,748. Also included in other expenses were interest expenses related to our notes payable to related parties in the amount of $143,530 and $93,653 for the nine months ended April 30, 2023 and 2022, respectively.  The increase in interest expenses is a result of the increase in loans and notes payable due to related parties.  These borrowed funds were used for operating expenses.

Net Loss. We had a net loss of $3,504,746 for the three months ended April 30, 2023, compared to $4,345,461 for the three months ended April 30, 2022.  We had a net loss of $13,140,188 for the nine months ended April 30, 2023, compared to $15,560,527 for the nine months ended April 30, 2022.  We did not expect a major change in our net loss as our operations remain relatively the same as the prior year.

Liquidity and Capital Resources

As of April 30, 2023

As of April 30, 2023, our primary source of liquidity consisted of $569 in cash and cash equivalents. Since inception, we have financed our operations through a combination of short and long-term loans from related parties and through the private placement of our common stock.

For the nine months ended April 30, 2023, cash decreased $11,882 from $12,451 at July 31, 2022, to $569 at April 30, 2023.

Net cash used in operating activities was $377,460 during the nine months ended April 30, 2023, with a net loss of $13,106,482, stock-based compensation of $11,439,625, loss on sale of equipment of $65,748, depreciation expense of $100,254, an increase in accounts payable of $1,013,570, and an increase in accrued liabilities of $143,531.

Net cash provided by investing activities was $10,125 during the nine months ended April 30, 2023 which consisted of the proceeds from the sale of equipment.

During the nine months ended April 30, 2023, financing activities provided $355,453 in net cash which consisted of proceeds from the sale of common stock of $30,000, proceeds from notes payable – related parties in the amount of $328,336 and payments on notes payable – related parties of $2,883.

Future Capital Requirements

Our ability to continue as a going concern is contingent upon our ability to obtain capital through the sale of equity or issuance of debt, and ultimately attaining profitable operations. We expect that any financing we receive will be similar to what we have heretofore received over the previous two years to enable us to operate, which

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

financing consists of short-term loans from related parties at negotiated rates of interest. We cannot assure you that we will be able to successfully complete any of these activities.

We estimate that we will require a minimum of approximately $8.5 million in external capital to continue and to fund our activities during the next 12 months. This consists of about $2.0 million for accounts payable, approximately $3.5 million under a promissory note payable for our licensed technology, and approximately $3.0 million for obligations due a promissory note for advances that have funded our operations to date.  Approximately $7.8 million of the above obligations are due to related parties.  Any additional funds available would be used for planned laboratory work to improve and customize our licensed processes and commercialize our technology.  The actual amount of work completed will depend on the amount of capital available for those expenditures.  Reductions in available capital would correspondingly delay and disrupt laboratory plans and, in turn, the commencement of our commercialization program that we anticipate will lead to recurring revenue.  Less available capital will require us to implement cost-cutting measures and may delay planned activities.

We are currently seeking between $10.0 and $20.0 million through the sale of convertible secured notes to reduce our liabilities and to fund our proposed activities.  If we obtain a minimum of $10.0 million in offering proceeds, we will be able to repay current liabilities of about $2.0 million at January 31, 2023, including $1.3 million due officers, directors, and other affiliates for compensation, office sharing expenses, and advances We also will pay the $3.5 million note, plus interest, due Cell Science under our Integrated License Agreement.  We are also obligated to the OZ Corporation of approximately $3.0 million under a promissory note for previous advances for operating expenses and laboratory equipment.  We may seek to extend the due date of this obligation or convert it to other securities.  The balance of about $2.5 million, or $5.5 million if the note due the OZ Corporation is converted, will be available to advance our proposed technology customization and refinement and our licensing effort and general and administrative expenses, including salaries and consulting fees, including compensation to officers and directors.  If we obtain up to $20.0 million in gross proceeds from the sale of convertible debt, we will devote the additional funds to expanding and accelerating our implantation of our licensing plan and to payment of the approximate $3.0 note due April 10, 2023 to The OZ Corporation, as affiliate.  Alternatively, in order to maximize cash proceeds from the offering we may seek to accept cancellation of this approximate $3.0 million note as payment for the purchase of convertible debt in the offering.

We have no commitments or agreements to complete the above offering

We expect to generate revenue pursuant to our new business plan, dependent on obtaining additional capital to fund activities.  We cannot assure you, however, that any such financings will be available or will otherwise be made on terms acceptable to us or that our present shareholders might suffer substantial dilution as a result.  In addition, we may receive advance payments from joint venture partners, parties to strategic relationships, or sublicensees.

We may also seek additional debt and equity financing to fund payment of additional trade and other obligations incurred and costs of implementing our business plan.  Our ability to attract debt financing will be substantially impaired by our current lack of both revenues and a robust, viable trading market for our common stock.  Accordingly, any debt financing will likely be convertible to common stock, at the lender’s option, at prices discounted to our stock trading price at the time of conversion, which could dilute the interests of existing stockholders.  We cannot assure that any such financings will be available, or can be completed on terms acceptable, to us.  Any transaction involving the issuance of preferred or common stock, or securities convertible into common stock, would result in dilution, possibly substantial, to our current security holders.

Critical Accounting Pronouncements

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”).  GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported.  These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risks, and financial condition.  We believe our

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied.  We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions.  We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements included in our July 31, 2022, Form 10-K.  While these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical.  Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates.  Actual results may differ from those estimates.  Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

Recent Accounting Pronouncements

See Note 2 in the Notes to the Financial Statements.  We have reviewed accounting pronouncements issued during the past two years and have adopted any that are applicable to the Company.  We have determined that none had a material impact on our financial position, results of operations, or cash flows for the periods presented in this report.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (“SPE”s).

ITEM 3.QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 4.CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and procedures that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by our Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to our management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Our management carried out an evaluation under the supervision and with the participation of our Principal Executive Officer and Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (“Exchange Act”). Based on that evaluation, management concluded that, during the period covered by this report, such internal controls and procedures were not effective due to the following material weakness identified:

•lack of appropriate segregation of duties

•lack of control procedures that include multiple levels of supervision and review

•lack of full-time executive personnel to oversee financial reporting and controls

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

To mitigate these issues, we have an external accountant review all transactions and accounting records and make the appropriate adjustments to the financial statements prior to the review by our external auditor.

Changes in Internal Controls

There have not been any changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended January 31, 2023, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1.LEGAL PROCEEDINGS

None.

ITEM 1A.RISK FACTORS

Notwithstanding that we are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this Item 1A, in light of the current COVID-19 pandemic, the Company is including the following Risk Factor in its Quarterly Report.

Risks Related to Ukrainian Crises

Russia’s recent military intervention in Ukraine and the international community’s response have created substantial political and economic disruption, uncertainty, and risk.

Russia’s military intervention in Ukraine in late February 2022, Ukraine’s widespread resistance, and the NATO led and United States coordinated economic, financial, communications, and other sanctions imposed by other countries have created significant political and economic world uncertainty. There is significant risk of expanded military confrontation between Russia and other countries, possibly including the United States. Current and likely additional international sanctions against Russia may contribute to higher costs, particularly for petroleum-based products. These and related actions, responses, and consequences that cannot now be predicted or controlled may contribute to world-wide economic reversals. In these circumstances, our efforts to commercialize our technology may be delayed or otherwise negatively impacted.

The COVID-19 global pandemic has had an adverse effect on our operations and the potential commercialization of the licensed intellectual property.

On March 11, 2020, the World Health Organization characterized COVID-19 as a global pandemic. We are monitoring the situation closely and our response to the COVID-19 pandemic continues to evolve. Our principal responsive measures include implementing a mandatory work from home policy when possible, restricting airplane travel, rescheduling inspections for required regulatory clearances and permits, delaying sublicense marketing efforts, and updating our planning for future events in recognition of the fact that potential commercial partners will likely experience similar operating difficulties. We are also evaluating the impact of the pandemic on required equipment, components, and supplies that we and potential commercial partners will require. We actively monitor COVID-19-related developments and may take further actions that alter our business operations as may be required by federal, state, or local authorities or that we determine are in the best interests of our personnel, commercial partners, vendors, and stockholders. The effects of these operational modifications will be reflected in current and future reporting periods.

For us, the COVID-19 pandemic substantially delayed the efforts to put the efficacy testing laboratory in full service as we worked to complete regulatory inspections and clearances, obtain necessary equipment and supplies, and assemble required international technical expertise, consultants, and personnel. These delays resulted

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

in additional costs and delays in completing the planned testing and, in turn, submitting applications for required regulatory approvals.

The duration and magnitude of the impacts from the COVID-19 pandemic impacts on our business operations and overall financial performance are unknown at this time and will depend on numerous circumstances outside our control or the ability of anyone to predict accurately. The secondary and tertiary unpredictable adverse economic effects on our business and on the worldwide economy are proving to be ongoing and broad. There are high probabilities of reoccurring widespread or localized virus outbreaks that may continue for many months, likely resulting in further government-ordered vaccination mandates, lockdowns, stay-home or shelter-in-place orders, social distancing; restrictions on travel; and other extensive measures. Government-approved vaccines have not been accepted by many people and are not widely available in all countries.  A full array of effective treatments for those infected by the virus have not been developed, may not be widely available, and may not be widely accepted. We cannot predict the effect of these circumstances on us and our vendors, suppliers, and potential commercial partners; the global economy and political conditions; and the health of our personnel, consultants, and their families; all of which will affect how quickly and to what extent normal economic and operating activities can resume.

Even as the COVID-19 pandemic subsides, we may continue to experience an adverse effect on our business because of its global economic impact, labor shortages, and supply chain disruptions, as well as the prospect of inflation or a recession. These circumstances will likely exert similar hardships on those with which we deal, such as vendors, shippers, distributors, and potential commercial partners. As a result, we will need to continue to adjust, our business and expenditures to correlate our activities with business exigencies, including restrictions on executive and employee travel, hiring freezes or delays, and limitations on marketing. The ultimate financial impact and duration of the foregoing cannot now be predicted and may well exceed our expectations or our ability to cope with them.

ITEM 2.UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEDS

None

ITEM 3.DEFAULTS UPON SENIOR SECURITIES

None

ITEM 5.OTHER INFORMATION

Subsequent Events

Departure of President and CEO

On May 3, 2023 the Board of Directors unanimously voted and approved the termination of Michael R. Hawthorne, as the Chief Executive Officer and President.  Pursuant to the terms of Mr. Hawthorne’s Employment Agreement dated February 11, 2022, such termination shall be effective on May 13, 2023.  Further pursuant to the terms of the Employment Agreement, as of May 3, 2023, the Company suspended all duties and responsibilities of Mr. Hawthorne.

Departure of Director

On May 31, 2023, Evripides Drakos resigned as a member of the Board of Directors of the Company.

Appointment of new Director

On May 31, 2023, the Company appointed Juan Carlos Garcia La Sienra Garcia to serve as members of the Board of the Company. Mr. Garcia is the current the Chief Financial Officer of the Company. There are no

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

arrangements or understandings between Mr. Garcia and any other persons pursuant to which they were appointed as directors.  Mr. Garcia does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Garcia and any of the Company’s other directors or executive officers.  The biography for Mr. Garcia is below.

Juan Carlos Garcia La Sienra Garcia was appointed as our Chief Financial Officer on December 7, 2021.  Mr. Garcia is a co-founder and chief executive officer of Borromeo Group, Mexico City, Mexico, a business and financial consulting firm, and has served in this capacity since August 2018. Mr. Garcia is the former President of Woodbook Group Holdings, Inc., an international firm of financial consultants, with its principal office located in Cyprus, the founder and president of EPR Holdings, located in The Woodlands, Texas, a provider of disbursement solutions for banking networks, closed-loop electronic payment networks, and merchant retail networks.  From January 2016 to August 2018, Mr. Garcia was the chief financial officer of TCB Pay LTD, Henderson, Nevada, which is a merchant processing solutions company, and president of HGM Capital Los Angeles, California, a loyalty program processing entity. From January 2011 until February 2015, Mr. Garcia was the vice-president of business development and a co-founder of CorpoRed, Mexico City, Mexico, a technology solutions company that allows users to sell products and services electronically, without a credit card, handling all operations by bank deposits. Mr. Garcia started his career working at PWC (international tax area) and served as chief financial officer of Blue Label Telecoms, Reebok, and First Data. Mr. Garcia graduated from Anahuac University with a CPA (1997) and a master’s in finance (1998).

ITEM 6.EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number*	Description of Exhibit
3(i)	Amended and Restated Articles of Incorporation of Bakhu Holdings, Corp. (1)
3(ii)	Amended and Restated By-Laws of Bakhu Holdings, Corp. (1)
4(i)	Certificate of Designation of Series A Preferred Stock (1)
4(ii)	Certificate of Designation of Series B Preferred Stock (1)
10.1	Patent and Technology License Agreement dated December 20, 2018 (2)
10.2	Amended and Restated Patent and Technology License Agreement dated December 31, 2019 (3)
10.3	Strategic Alliance Agreement between CBD Biotech Inc and ICS dated April 17, 2020
10.4	Sublicense Agreement between CBD Biotech and ICS dated April 22, 2020
10.6	Efficacy Demonstration Laboratory Agreement dated June 10, 2020 (5)
10.7	Amendment to Amended and Restated License Agreement dated September 22, 2020 (6)
10.8	Agreement, Assignment Waiver and Estoppel dated September 22, 2020 (6)
10.9

Form of Indemnification Agreement entered into between the Company and directors Thomas Emmitt, Peter Whitton, Aristotle Popolizio and Euripides Drakes on September 22, 2022, and with Teddy Scott on September 16, 2021(6)

10.10	Assignment and Assumption Agreement dated September 22, 2020 (6)
10.11	Office Cost Sharing Agreement dated September 22, 2020 (6)
10.12	Bakhu 2020 Long-Term Incentive Plan (6)
10.13	Audit Committee Charter (6)
10.14	Consulting Agreement with Fourth and G Holdings, LLC dated June 7, 2021(7)
10.15	Tranche 1 Warrant issued to Fourth and G Holdings, LLC dated June 7, 2021(7)
10.16	Tranche 2 Warrant issued to Fourth and G Holdings, LLC dated June 7, 2021(7)
10.17	First Amendment to Amended and Restated License Agreement dated February 12, 2021(12)

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

10.18	Second Amendment to Amended and Restated License Agreement dated July 12, 2021(8)
10.19	Consulting Agreement with Damian Solomon dated July 28, 2021(9)
10.20	Consulting Agreement with Sean Akhavan dated July 28, 2021(9)
10.21	First Amendment to Consulting Agreement and Warrants dated September 12, 2021(10)
10.22	Executive Employment Agreement with Teddy Scott dated September 16, 2021(11)
10.23	Third Amendment to Integrated License Agreement dated January 31, 2022(13)
10.24	Employment Agreement dated February 11, 2022(14)
10.25	Consulting Agreement dated February 11, 2022(14)
10.26	Second Amendment to BDC Consulting Agreement dated July 14, 2022(15)
10.27	Promissory Note dated June 23, 2022(15)
10.28	Form of Director Agreement(16)
10.29	Form of Confidentiality and Nondisclosure Agreement(16)
10.30	Form of Indemnification Agreement(16)
14.01	Code of Ethics (6)
21	Subsidiaries (5)
31(i)	CEO certification pursuant to Section 302 of the Sarbanes – Oxley Act of 2002 (17)
31(ii)	CFO certification pursuant to Section 302 of the Sarbanes – Oxley Act of 2002 (17)
32	CEO and CFO certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (17)
101**

The following materials from the Company's Annual Report on Form 10-K for the year ended July 31, 2022 formatted in Extensible Business Reporting Language ("XBRL"): (i) the balance sheets (unaudited); (ii) the statements of operations (unaudited); (iii) the statements of cash flows (unaudited); and, (iv) related notes.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase

(1)Previously filed on Form 8-K on August 22, 2018

(2)Previously filed on Form 8-K on December 27, 2018

(3)Previously filed on Form 8-K on January 14, 2020

(4)Previously filed on Form 8-K on April 27, 2020

(5)Previously filed on Form 8-K on June 12, 2020

(6)Previously filed on Form 8-K on October 1, 2020

(7)Previously filed on Form 8-K on June 16, 2021

(8)Previously filed on Form 8-K on July 12, 2021

(9)Previously filed on Form 8-K on August 2, 2021

(10)Previously filed on Form 8-K on September 14, 2021

(11)Previously filed on Form 8-K on September 21, 2021

(12)Previously filed on Form 10-Q on January 11, 2022

(13)Previously filed on Form 8-K on February 3, 2022

(14)Previously filed on Form 8-K on February 17, 2022

(15)Previously filed on Form 8-K on July 22, 2022

(16)Previously filed on Form 8-K on August 4, 2022

(17)  Filed herewith

*

All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

(b)Financial Statement Schedules. The following financial statements are filed as part of this report:

All financial statement schedules are omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Appendix A

Quarterly Report on Form 10-Q

For the Quarter ended April 30, 2023

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAKHU HOLDINGS, CORP.

Dated: June 16, 2023	/s/ Aristotle Popolizio
By: Aristotle Popolizio
Its: Vice President Principal Executive Officer

Dated: June 16, 2023	/s/ Juan Carlos Garcia La Sienra Garcia
By: Juan Carlos Garcia La Sienra Garcia
Its: Chief Financial Officer Principal Financial Officer

Appendix B

Current Report on Form 8-K

filed on May 9, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2023

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (310) 891-1959(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

Appendix B

Current Report on Form 8-K

filed on May 9, 2023

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

ADDITIONAL INFORMATION

You are urged to read this Current Report carefully. This Current Report is not all-inclusive and does not contain all the information that you may desire in evaluating the Company. You must conduct and rely on your own evaluation of the Company, including the merits and risks involved in making a decision to invest in our stock. No representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of the Company or with respect to any benefits, which may accrue as a result of an investment in the Company. The Company does not in any way represent, guarantee or warrant an economic gain or profit with regard to our business. We do not in any way represent or warrant the advisability of investing in our stock. Any projections, forecasts, or other forward-looking statements or opinions contained in this Current Report constitute estimates by us based upon sources deemed to be reliable, but the accuracy of this information is not guaranteed nor should you consider the information all-inclusive.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company,” and “Bakhu” refer to Bakhu Holdings, Corp.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On May 3, 2023 the Board of Directors unanimously voted and approved the termination of Michael R. Hawthorne, as the Chief Executive Officer and President of the Company.  Pursuant to the terms of Mr. Hawthorne’s Employment Agreement dated February 11, 2022, such termination shall be effective on May 13, 2023.  Further pursuant to the terms of the Employment Agreement, as of May 3, 2023, the Company suspended all duties and responsibilities of Mr. Hawthorne.

Appendix B

Current Report on Form 8-K

filed on May 9, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS, CORP.

Date: May 8, 2023	/s/ Aristotle Popolizio
By: Aristotle Popolizio
Its: Vice President and Director

Date: May 8, 2023	/s/ Peter Whitton
By: Peter Whitton
Its: Director

Date: May 8, 2023	/s/ Evripides Drakos
By: Evripides Drakos
Its: Director

Appendix C

Current Report on Form 8-K

filed on June 1, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 31, 2023

Bakhu Holdings, Corp.

(Exact name of Company as specified in its charter)

Nevada	000-55862	26-0510649
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
One World Trade Center, Suite 130 Long Beach, CA 90831 (Address of Principal Executive Offices) (310) 891-1959(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

Appendix C

Current Report on Form 8-K

filed on June 1, 2023

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding us and our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

ADDITIONAL INFORMATION

You are urged to read this Current Report carefully. This Current Report is not all-inclusive and does not contain all the information that you may desire in evaluating the Company. You must conduct and rely on your own evaluation of the Company, including the merits and risks involved in making a decision to invest in our stock. No representations or warranties of any kind are intended nor should any be inferred with respect to the economic viability of the Company or with respect to any benefits, which may accrue as a result of an investment in the Company. The Company does not in any way represent, guarantee or warrant an economic gain or profit with regard to our business. We do not in any way represent or warrant the advisability of investing in our stock. Any projections, forecasts, or other forward-looking statements or opinions contained in this Current Report constitute estimates by us based upon sources deemed to be reliable, but the accuracy of this information is not guaranteed nor should you consider the information all-inclusive.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” “our,” the “Company,” and “Bakhu” refer to Bakhu Holdings, Corp.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

Evripides Drakos resigned as a member of the Board of Directors of the Company effective as of May 31, 2023.

Appointment of new Director

On May 31, 2023, the Company appointed Juan Carlos Garcia La Sienra Garcia to serve as a member of the Board of Directors of the Company. Mr. Garcia is the current the Chief Financial Officer of the Company. There are no arrangements or understandings between Mr. Garcia and any other persons pursuant to which they were appointed as directors.  Mr. Garcia does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Garcia and any of the Company’s other directors or executive officers.  The biography for Mr. Garcia is below.

Appendix C

Current Report on Form 8-K

filed on June 1, 2023

Juan Carlos Garcia La Sienra Garcia was appointed as our Chief Financial Officer on December 7, 2021.  Mr. Garcia is a co-founder and chief executive officer of Borromeo Group, Mexico City, Mexico, a business and financial consulting firm, and has served in this capacity since August 2018. Mr. Garcia is the former President of Woodbook Group Holdings, Inc., an international firm of financial consultants, with its principal office located in Cyprus, the founder and president of EPR Holdings, located in The Woodlands, Texas, a provider of disbursement solutions for banking networks, closed-loop electronic payment networks, and merchant retail networks.  From January 2016 to August 2018, Mr. Garcia was the chief financial officer of TCB Pay LTD, Henderson, Nevada, which is a merchant processing solutions company, and president of HGM Capital Los Angeles, California, a loyalty program processing entity. From January 2011 until February 2015, Mr. Garcia was the vice-president of business development and a co-founder of CorpoRed, Mexico City, Mexico, a technology solutions company that allows users to sell products and services electronically, without a credit card, handling all operations by bank deposits. Mr. Garcia started his career working at PWC (international tax area) and served as chief financial officer of Blue Label Telecoms, Reebok, and First Data. Mr. Garcia graduated from Anahuac University with a CPA (1997) and a master’s in finance (1998).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKHU HOLDINGS, CORP.

Date: May 31, 2023	/s/ Aristotle Popolizio
By: Aristotle Popolizio
Its: Vice President and Secretary (Principal Executive Officer)